                                   EXHIBIT K-5

                             CILCO Contributions To
                    AES/CILCORP Consolidated Holding Company
                                  (GAAP Basis)
                                      ($MM)

                                    1996           1997           1998

GROSS REVENUES*                    38.47%         28.09%         18.19%
AES                                  835           1,411          2,398
CILCO                                524             553            538
CILCORP (excluding CILCO)              3               5             21
AES/CILCORP                        1,362           1,969          2,957

NET OPERATING REVENUES            34.50%          25.63%         16.06%
AES                                  614             973          1,809
CILCO                                325             337            350
CILCORP (excluding CILCO)              3               5             21
AES/CILCORP                          942           1,315          2,180

OPERATING INCOME                  26.02%          22.10%         11.27%
AES                                  278             368            733
CILCO                                 96             103             93
CILCORP (excluding CILCO)             (5)             (5)            (1)
AES/CILCORP                          369             466            825

NET INCOME                         27.45%         24.88%         12.54%
AES                                   125            185            311
CILCO                                  42             50             41
CILCORP (excluding CILCO)             (14)           (34)           (25)
AES/CILCORP                           153            201            327

NET ASSETS                          21.11%         9.99%          8.47%
AES                                  3,622         8,909         10,781
CILCO                                1,036         1,023          1,024
CILCORP (excluding CILCO)              250           312            289
AES/CILCORP                          4,908        10,244         12,094

* In calculating the gross revenues percentage, the numerator is equal to the total gross business revenues of CILCO, which include revenues from minor non-utility activities (nearly all of which are from service transactions with CILCORP affiliates). The denominator is comprised of all CILCORP business revenues (including revenues from all CILCO activities and CILCORP non-utility activities) plus all of AES's business revenues.